Exhibit 10.1

FIRST AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is dated as of August 4, 2010, and effective as of June 30, 2010, among (i) THERAGENICS CORPORATION, C.P. MEDICAL CORPORATION, GALT MEDICAL CORP. and NEEDLETECH PRODUCTS, INC. (each a "Borrower" and collectively the "Borrowers"), and (ii) WELLS FARGO BANK, NATIONAL ASSOCIATION, successor in interest by merger to Wachovia Bank, National Association (the "Lender");

W I T N E S S E T H :

WHEREAS, the Borrowers and the Lender are parties to that certain Amended and Restated Credit Agreement, dated as of May 27, 2009 (as amended, the "Loan Agreement");

WHEREAS, each Borrower has requested that Lender amend certain provisions of the Loan Agreement and the Lender has so agreed, subject to the terms and conditions hereof;

NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged by the parties hereto, the parties hereto agree as follows:

1.           Definitions; Amendment a Loan Document.  Unless otherwise specifically defined herein, each capitalized term used herein which is defined in the Loan Agreement shall have the meaning assigned to such term in the Loan Agreement.  Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Loan Agreement shall from and after the date hereof refer to the Loan Agreement as amended hereby. This Amendment is a Loan Document.

2.           Amendments.  Effective upon satisfaction of the terms and conditions to effectiveness set forth in Section 9 hereof:

(a)           The definition of “Fixed Charge Coverage Ratio” set forth in Section 1.1 of the Loan Agreement is amended and restated in its entirety as follows:

“Fixed Charge Coverage Ratio” means for the Parent and its consolidated Subsidiaries for each fiscal quarter and the immediately preceding three (3) fiscal quarters, without duplication, the sum of  (i) EBITDA for such period, plus (ii) rent and lease expense, solely to the extent deducted in the calculation of net earnings, plus (iii) recognized share-based compensation expense, solely to the extent deducted in the calculation of net earnings, plus (iv) one-time non-cash charges, solely to the extent deducted in the calculation of net earnings, including, without limitation, those related to Permitted Acquisitions, plus (v) for covenant calculations for periods ending prior to December 31, 2009, the non-cash goodwill and tradename impairment charges totaling $70,376,492, recorded in the fourth quarter of 2008, plus (vi) non-cash expenses for fair value adjustments related to interest rate swaps, plus (vii) moving-related expenses incurred by NeedleTech Products, Inc., during fiscal year 2010 not exceeding $702,536 in the aggregate, minus (viii) non-cash gains for fair value adjustments related to interest rate swaps, minus (ix) Capital Expenditures which are not expended as part of Permitted Acquisitions, plus (x) Special NeedleTech Capital Expenditures, minus (xi) Restricted Payments, divided by Consolidated Fixed Charges.   For non-cash items listed above in this definition, such items shall be based on the actual amounts reflected as an adjustment to reconcile net earnings to net cash provided by operating activities on the consolidated statements of cash flows for the applicable period.  For all other items listed above in this definition, such items shall be based on the actual amounts reflected in the relevant consolidated financial statements delivered for such period under the terms of this Agreement.

(b)           Section 7.1(C)(6) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(6)           Not later than the sixtieth (60th) day after the commencement of each fiscal year, deliver Projections (as hereinafter defined) to Bank for the Parent and its consolidated Subsidiaries for such fiscal year. “Projections” means (i) a detailed profit and loss budget for each business unit and on a consolidated basis, (ii) a consolidated EBITDA budget, (iii) a consolidated free cash flow budget and (iv) a projected consolidated cash balance at the end of each budget year, all of the foregoing in this sentence to be prepared on a consistent basis with the historical financial statements of Parent and its consolidated Subsidiaries, together with appropriate supporting details and a statement of underlying assumptions; and

(c)           Section 7.3(A) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(A)           Financial Tests.  During the term of this Agreement, Borrowers will maintain or cause to be maintained, on a consolidated basis, tested as of the end of each fiscal quarter:

(1)           A ratio of Senior Liabilities to Tangible Net Worth of not more than 1.5 to 1.0;

(2)           Fixed Charge Coverage Ratio of not less than the following amounts for the corresponding periods listed below:

Fiscal Quarter Ending	Ratio
June 30, 2010	1.05 to 1.00
September 30, 2010	1.10 to 1.00
December 31, 2010	1.15 to 1.00
March 31, 2011 and each fiscal quarter thereafter	1.25 to 1.00

(3)           Liquid Assets at all times of not less than $10,000,000.00.

(d)           Exhibit A, Form of Compliance Certificate, attached to the Loan Agreement is hereby deleted and the revised Form of Compliance Certificate that is attached to this Amendment as Exhibit A and incorporated herein by this reference, is hereby substituted as a new Exhibit A to the Agreement.

3.           Restatement of Representations and Warranties.  Each Borrower hereby represents and warrants that, as of the date of this Amendment, and after giving effect to the terms of this Amendment, there exists no Default or Event of Default. Each Borrower hereby restates and renews each and every representation and warranty heretofore made by it in the Loan Agreement and the other Loan Documents as fully as if made on the date hereof, except to the extent (i) expressly amended in Section 2 above and (ii) that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and complete on and as of such earlier date).

4.           Effect of Amendment; No Novation or Mutual Departure.  Each Borrower expressly acknowledges and agrees that there has not been, and this Amendment does not constitute or establish, a novation with respect to the Loan Agreement or any of the Loan Documents or any debt or other obligations owed by any Borrower to Lender. The amendments set forth in Section 2 above shall be deemed to have prospective application only, unless otherwise specifically stated herein. Notwithstanding the foregoing, the agreements of Lender contained in this Amendment shall not (i) apply to any other past, present or future noncompliance with any provision of the Loan Agreement or any of the other Loan Documents, (ii) impair or otherwise adversely affect the Lender's right at any time to exercise any right or remedy in connection with the Loan Agreement or any of the other Loan Documents, or (iii) except as expressly set forth in Section 2 above, (1) amend, modify or otherwise alter any provision of the Loan Agreement or any of the other Loan Documents, or (2) constitute a mutual departure from the terms, covenants, conditions and agreements contained in the Loan Agreement or any of the other Loan Documents other than as expressly agreed to in Section 2 above. Nothing in this Amendment shall affect or limit the Lender's right to require payment of debt and other obligations owing from any Borrower to the Lender under, or to require strict performance of the terms, covenants, conditions and agreements contained in the Loan Agreement and the other Loan Documents, to exercise any and all rights, powers and remedies under the Loan Agreement or the other Loan Documents or at law or in equity, or to do any and all of the foregoing, immediately at any time after the occurrence of a Default or an Event of Default.

5.           Borrowers' Ratification, Reaffirmation and Release.  Each Borrower hereby restates, ratifies and reaffirms each and every term, covenant and condition set forth in the Loan Agreement, as amended herein, and the other Loan Documents effective as of the date hereof. Each Borrower acknowledges, agrees, represents and warrants that the Loan Agreement and the other Loan Documents, as amended and affected by this Amendment, constitute legal, valid, binding and enforceable obligations of each Borrower as of this date, free from any defense, counterclaim, offset or recoupment. Each Borrower hereby waives, releases and discharges Lender from any and all claims, demands, actions or causes of action arising out of or in any way relating to the Loans and the other Obligations, the Loan Agreement and the other Loan Documents and any documents, agreements, dealings, or other matters connected with the Loans, any letter of credit or other Obligations,  including, without limitation, all known and unknown matters, claims, transactions, or things occurring prior to the date of this Amendment related to the Loans, any letter of credit or other Obligations.

6.           Counterparts; Section References; Acceptance of Agreement.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts and transmitted by facsimile to the other parties, each of which when so executed and delivered by facsimile shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby. To the fullest extent permitted under applicable law, each Borrower hereby waives notice of Lender's acceptance of this Amendment.

7.           Further Assurances; Reimbursement of Lender Expenses.  Each Borrower agrees to take such further actions as the Lender shall reasonably request in connection with this Amendment to evidence the agreements contained in this Amendment. The Borrowers agree to pay directly or reimburse Lender for all of Lender's fees and expenses outstanding relating to the Loan Agreement, including, but not limited to, any and all filing fees, recording fees, and expenses and Attorneys’ Fees of Lender's legal counsel, incurred in connection with the preparation, amendment or modification of this Amendment (and any prior amendments), the Loan Agreement, and any and all documents executed and delivered in connection herewith or therewith.

8.           Governing Law; Severability; Successors and Assigns.  This Amendment shall be governed by and construed and interpreted in accordance with, the laws of the State of Georgia. If any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Amendment. This Amendment shall be binding upon and inure to the benefit of the successors and assigns of the parties; provided however, that no Borrower may assign or transfer its interest hereunder without Lender's prior written consent.

9.           Conditions Precedent.  This Amendment shall become effective only upon execution and delivery of this Amendment by the parties hereto, but upon such execution and delivery shall be deemed effective as of June 30, 2010.

[SIGNATURES CONTAINED ON FOLLOWING PAGES]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the parties hereto as of the day and year first above written, but effective as of June 30, 2010.

LENDER:		BORROWERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION		THERAGENICS CORPORATION

By:	/s/ William J. Bartlett	By:	/s/ Francis J. Tarallo
Name:	William J. Bartlett	Name:	Francis J. Tarallo
Title:	SVP	Title:	CFO

C.P. MEDICAL CORPORATION

		By:	/s/ Lynn M. Rogers
		Name:	Lynn M. Rogers
		Title:	Secretary & Treasurer

GALT MEDICAL CORP.

		By:	/s/ Lynn M. Rogers
		Name:	Lynn M. Rogers
		Title:	Secretary & Treasurer

NEEDLETECH PRODUCTS, INC.,

		By:	/s/ Lynn M. Rogers
		Name:	Lynn M. Rogers
		Title:	Secretary & Treasurer

EXHIBIT A

FORM OF COMPLIANCE CERTIFICATE
COMPLIANCE CERTIFICATE
FOR THE PERIOD ENDING _______________

To:	WELLS FARGO BANK, NATIONAL ASSOCIATION
171 17th St., 5th Floor
MC 4507
Atlanta, GA 30363
Attn: __________________

Pursuant to that certain Amended and Restated Credit Agreement, dated as of May 27, 2009 (as amended from time to time, the “Credit Agreement”, capitalized terms used herein as therein defined), among THERAGENICS CORPORATION, a Delaware corporation and the other “Borrowers” thereto (collectively, the “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Bank”), the undersigned submits this Compliance Certificate and certifies that the covenants and financial tests described in the Credit Agreement are as follows:

I.	Financial Statements and Reports	Compliance
(Please Indicate)
A.	Annual CPA audited, Fiscal Year-End financial
	statements within 120 days after each Fiscal Year-End	Yes No

B.	Quarterly unaudited financial statements within 45 days
	after each Quarter-End	Yes No

II.	Senior Liabilities to Tangible Net Worth

Maximum of 1.5 to 1.0 allowed.
As of the Quarter ending _______________

$_________	/$__________ = ________	Yes No
Senior Liabilities	TNW Ratio

III.	Fixed Charge Coverage Ratio

Fiscal Quarter Ending	Required Ratio

June 30, 2010	1.05 to 1.00

September 30, 2010	1.10 to 1.00

December 31, 2010	1.15 to 1.00

March 31, 2011 and each fiscal quarter thereafter	1.25 to 1.00

As of the Quarter ending _______________

$___________________	/$____________________	= ____________________	Yes	No
The sum of  (i) EBITDA for such period, plus (ii) rent and lease expense, solely to the extent deducted in the calculation of net earnings, plus (iii) recognized share-based compensation expense, solely to the extent deducted in the calculation of net earnings, plus (iv) one-time non-cash charges, solely to the extent deducted in the calculation of net earnings, including, without limitation, those related to Permitted Acquisitions, plus (v) for covenant calculations for periods ending prior to December 31, 2009, the non-cash goodwill and tradename impairment charges totaling $70,376,492, recorded in the fourth quarter of 2008, plus (vi) non-cash expenses for fair value adjustments related to interest rate swaps, plus (vii) moving-related expenses incurred by NeedleTech Products, Inc., during fiscal year 2010 not exceeding $702,536 in the aggregate, minus (viii) non-cash gains for fair value adjustments related to interest rate swaps, minus (ix) Capital Expenditures which are not expended as part of Permitted Acquisitions, plus (x) Special NeedleTech Capital Expenditures, minus (xi) Restricted Payments.
	Fixed Charges	Ratio

IV.	Liquid Assets
Minimum of $10,000,000 required

Actual Liquid Assets for this
	reporting period equals $_____________	Yes No

V.	Acquisitions
Maximum $7,500,000 during life of Loans
Actual cumulative amount of Acquisitions
	equals $_____________	Yes No

VI.	Purchase Money Debt
Maximum $1,000,000 per fiscal year
Actual cumulative purchase money debt for
	subject fiscal year equals $_____________	Yes No

A.           The undersigned has individually reviewed the provisions of the Credit Agreement and a review of the activities of Borrower during the period covered by this Compliance Certificate has been made in reasonable detail by or under the supervision of the undersigned with a view to determining whether Borrower has kept, observed, performed and fulfilled all of its obligations under the Credit Agreement.

B.           Such review did not disclose, and I have no knowledge of, the existence of any Default or Event of Default which has occurred and is continuing [except as disclosed on the attachment hereto].

Executed this ______ day of __________________, 20___.

THERAGENICS CORPORATION

By: